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                                  EXHIBIT 21.1
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                               WYANT CORPORATION

                                   EXHIBIT 21

                                  SUBSIDIARIES

                               DECEMBER 31, 1997

                     NAME OF SUBSIDIARY                       JURISDICTION OF INCORPORATION
                     ------------------                       -----------------------------
Bridgewater Manufacturing Corp..............................       New Jersey
IFC Disposables, Inc........................................       Tennessee
Wood Wyant Inc..............................................         Canada

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